Sony Group Corporation S-8

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sony Group Corporation (Sony Group Kabushiki Kaisha) of our report dated June 28, 2022 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Sony Group Corporation’s Annual Report on Form 20-F for the year ended March 31, 2022.

/s/ PricewaterhouseCoopers Aarata LLC

Tokyo, Japan

November 14, 2022

PricewaterhouseCoopers Aarata LLC

Otemachi Park Building, 1-1-1 Otemachi, Chiyoda-ku, Tokyo 100-0004, Japan

T: +81 (3) 6212 6800, F: +81 (3) 6212 6801, www.pwc.com/jp/assurance